UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 25, 2005

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On April 25, 2005, Microsoft Corporation (“Microsoft”) issued a press release to announce that Christopher P. Liddell, age 47, is joining Microsoft as Senior Vice President, Chief Financial Officer, effective May 9, 2005. Mr. Liddell served as Senior Vice President and Chief Financial Officer of International Paper Company since March 2003, and prior to becoming Chief Financial Officer, he held the positions of vice president-finance and controller. Mr. Liddell has held leadership positions in International Paper and its New Zealand affiliate Carter Holt Harvey for the past ten years. Mr. Liddell served as Chief Executive Officer of Carter Holt Harvey Limited from 1999 to 2002 and Chief Financial Officer from 1995 to 1998.

Mr. Liddell’s employment will be at-will. He will receive a salary of $500,000 per year and a signing bonus of $300,000. He will be eligible for an annual bonus ranging from 0% to 100% of eligible salary.

Mr. Liddell will receive a stock award for 50,000 shares of Microsoft. In addition, Mr. Liddell will participate in Microsoft’s Shared Performance Stock Award (“SPSA”) Program, with a target SPSA award of 146,667 shares of Microsoft common stock.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1    Press Release of Microsoft Corporation dated April 25, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: April 25, 2005	/s/ Bradford L. Smith
Bradford L. Smith Senior Vice President, General Counsel and Secretary

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press release dated April 25, 2005

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